EX-99.906CERT

Certification Under Section 906
of the Sarbanes-Oxley Act of 2002

Kaysie P. Uniacke, Chief Executive Officer, and John M. Perlowski, Chief Financial Officer of Goldman Sachs Trust (the “Registrant”), each certify to the best of his or her knowledge that:

1.	The Registrant’s periodic report on Form N-CSR for the period ended April 30, 2003 (the “Form N-CSR”) fully complies with the requirements of section 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Chief Executive Officer Goldman Sachs Trust	Chief Financial Officer Goldman Sachs Trust

/s/ Kaysie P. Uniacke	/s/ John M. Perlowski

Kaysie P. Uniacke	John M. Perlowski

Date: June 24, 2003	Date: June 24, 2003

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906 has been provided to Goldman Sachs Trust and will be retained by Goldman Sachs Trust and furnished to the Securities and Exchange Commission (the “Commission”) or its staff upon request.

This certification is being furnished to the Commission pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR with the Commission.